THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") IN RELIANCE UPON THE EXEMPTIONS CONTAINED IN THE ACT.  THIS WARRANT AND ANY SHARES ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; (ii) PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES); OR (iii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

XCEL BRANDS, INC.

Warrant

100,000 Shares of	Warrant Number: XB-005

Common Stock	Issue Date: September 29, 2011

THIS CERTIFIES that, for value received, GIUSEPPE FALCO or his permitted assigns (the "Holder"), is entitled to subscribe for and purchase from XCEL BRANDS, INC., a Delaware corporation (the "Corporation"), on the terms and conditions set forth herein, 100,000 shares of fully paid and nonassessable common stock ("Common Stock") of the Corporation.  This warrant and any warrant or warrants subsequently issued upon exchange hereof are hereinafter collectively referred to as the "Warrant".

  Section 1.              Exercise of Warrant.

1.1.           Exercise Price; Term.  The price of the shares of Common Stock purchasable pursuant to this Warrant shall be $5.00 per share, subject to adjustment pursuant to Section 3 below (such price, as adjusted from time to time, being hereinafter referred to as the "Exercise Price").  This Warrant shall vest and become exercisable equally over two years; 50,000 shares shall vest on the first anniversary of the Issue Date set forth above and 50,000 shares shall vest on the second anniversary of the Issue Date. This Warrant shall expire at 5:00 p.m., New York time, on September 29, 2021 (the “Expiration Date”), subject to earlier expiration as set forth below.

Except as set forth in Section 12 hereof, if the Holder ceases to be employed by the Corporation for any reason other than (x) termination by the Corporation for Cause (as defined in the Employment Agreement between the Corporation and Holder effective September 16, 2011, hereinafter referred to as “Employment Agreement”) or (y) termination by the Holder for Good Reason (as defined in the Employment Agreement), then all unvested shares of Common Stock underlying the Warrant shall become immediately exercisable; provided, however, that this Warrant must be exercised within ninety (90) days after the date the Holder ceases to be an employee of the Corporation.  After such 90-day period, any unexercised portion of this Warrant shall thereupon terminate immediately.

If the Corporation terminates the Holder for Cause or the Holder terminates his employment without Good Reason, the Holder’s right to exercise any unexercised portion of this Warrant shall thereupon terminate immediately. Notwithstanding the above, if the Holder dies or becomes disabled  this Warrant shall be exercisable on the date of death or Disability (as defined in the Holder's Employment Agreement) for one year from the death or Disability of the Holder.

1.2.           Exercise of Warrant.  This Warrant may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Corporation at its principal executive office, together with the tender, by cash or check, of the Exercise Price of the shares of Common Stock covered by this Warrant.  Such written notice shall be signed by the person exercising this Warrant, shall state the number of shares of Common Stock with respect to which this Warrant is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Warrant.  The Corporation shall pay all original issue taxes with respect to the issue of the shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection herewith.  Except as specifically set forth herein, the holder of this Warrant acknowledges that any income or other taxes due from him with respect to this Warrant or the shares of Common Stock issuable pursuant to this Warrant shall be the responsibility of the holder.

1.3.           No Redemption; Issuance of Securities.  This Warrant will not be subject to call or redemption by the Corporation.  Upon the exercise of this Warrant, a certificate or certificates (“Warrant Certificate”) for the shares of Common Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after exercise and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.  The Holder shall for all purposes be deemed to have become the holder of record of the shares issued upon exercise of this Warrant on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

  Section 2.              Adjustment of Number of Shares Subject to Warrant.  Upon any adjustment of the Exercise Price pursuant to Section 3 hereof, the Holder shall thereafter be entitled to purchase, at the adjusted Exercise Price, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

  Section 3.              Adjustment of Exercise Price.

3.1.             If the Corporation shall split, subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination.

3.2.           If the Corporation shall pay a dividend with respect to the Common Stock or make any other distribution with respect to the Common Stock, except any distribution specifically provided for in Section 4 below, payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

  Section 4.              Reclassification, Merger, etc.  In the case of any reclassification of the Common Stock or in the case of any consolidation or merger of the Corporation with or into another corporation (other than a  merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification of the Common Stock) or in the case of any sale of all or substantially all of the assets of the Corporation, then the Corporation, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant Certificate, providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by a  holder of shares of the Common Stock with respect to one share of Common Stock.  Such new Warrant Certificate shall provide for adjustments which shall be identical to the adjustments provided for herein.  The provisions of this Section 4 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

  Section 5.              Stock to Be Reserved.   The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for  the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

  Section 6.              No Stockholder Rights or Liabilities.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation. The holder of this Warrant shall have rights as a stockholder of the Corporation only with respect to any shares of Common Stock  covered by the Warrant after due exercise of the Warrant and tender of the full purchase price for the shares of Common Stock being purchased pursuant to such exercise.

  Section 7.              Investment Representation and Legend.  The Holder, by acceptance of this Warrant, represents and warrants to the Corporation that the Holder is receiving the Warrant and, unless at the time of exercise a registration statement under the Act is effective with respect to such shares, upon the exercise hereof will acquire the shares of Common Stock issuable upon such exercise, for investment purposes only and not with a view towards the resale or other distribution thereof except pursuant to an effective registration statement under the Act or an applicable exemption from registration under the Act. The Holder also hereby agrees that the Holder shall not sell, transfer by any means or otherwise dispose of the Warrant or the shares of Common Stock issuable upon exercise of the Warrant without registration under the Act unless in the opinion of counsel reasonably acceptable to the Corporation such proposed sale or transfer is exempt from the registration provisions of the Act.

The Holder, by acceptance of this Warrant, agrees that the Corporation may affix, unless the shares subject to this Warrant are registered at the time of exercise, a legend to the Warrant Certificates for shares of Common Stock issued upon exercise of this Warrant in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; (ii) PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES); OR (iii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

If deemed necessary by the Corporation, it shall have received an opinion of its counsel that the shares of Common Stock may be issued upon such particular exercise in compliance with the Act without registration thereunder.  Without limiting the generality of the foregoing, the Corporation may delay issuance of the shares until completion of any action or obtaining of any consent, which the Corporation deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

  Section 8.              Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

  Section 9.              Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation, the Holders and their respective successors and assigns hereunder.

Section 10.              Piggyback Registration.

10.1.         If at any time prior to the Expiration Date, the Corporation proposes to prepare and file with the Securities and Exchange Commission a registration statement covering equity or debt securities of the Corporation, or any such securities of the Corporation held by its shareholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Section 1, collectively, a "Piggyback Registration Statement"), the Corporation will give written notice of its intention to do so by registered or certified mail ("Notice"), at least 15 days prior to the filing of each such Piggyback Registration Statement, to Holder.  Upon the written request of Holder, made within five (5) days after receipt of the Notice, that the Corporation include any of the  shares issuable and issued pursuant to this Warrant (“Registrable Shares”)  in the Piggyback Registration Statement, the Corporation shall, include the Registrable Shares which it has been so requested to register Piggyback Registration Statement ("Piggyback Registration"), at the Corporation's sole cost and expense and at no cost or expense to Holder (other than any underwriting or other commissions, discounts or fees of any counsel or advisor to Holder which shall be payable by Holder); provided, however, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Corporation's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Registrable Shares requested to be registered, when added to the securities being registered by the Corporation or the selling stockholder(s), if any, will exceed the maximum amount of the Corporation's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having a material adverse effect on the entire offering, then the Corporation may, subject to the allocation priority set forth in the next paragraph, exclude from such offering all or a portion of the Registrable Shares which it has been requested to register.  Without limiting the generality of the foregoing, such underwriter or managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Shares requested to be registered upon the participation by Holder in the underwritten public offering on the terms and conditions thereof.

10.2.           If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Corporation and the total number of the Registrable Shares to be offered by Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Registrable Shares to be offered by Holder pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including Holder), as the original number of securities proposed to be sold by Holder bears to the total original number of securities proposed to be offered by Holder and the other selling securityholders.

10.3.           Notwithstanding the preceding provisions of this Section 10, the Corporation shall have the right at any time after it shall have given written notice pursuant to this Section 10 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Piggyback Registration Statement filed pursuant to this Section 10, or to withdraw the same after the filing but prior to the effective date thereof.

Section 11.              Cashless Exercise. The aggregate Exercise Price of the shares of Common Stock purchasable pursuant to this Warrant may also, in the sole discretion of the Holder, be paid in full or in part a “cashless exercise” at the election of the Holder in which the Holder shall be entitled to receive a new Warrant Certificate for the number of shares of the Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Market Price on the trading day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

For purposes of this Warrant, “Market Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq Stock Market or another national securities exchange, the last sale price of the Common Stock for such date (or the nearest preceding date) on such national securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the Common Stock is not traded on the Nasdaq Stock Market or another national securities exchange, the last sale price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on a national securities exchange or the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the resolution of the board of directors of the Corporation.

Section 12.              Change of Control.  If, within twelve (12) months following the occurrence of a Change of Control (as defined below), the Corporation terminates the Holder’s employment without Cause or the Holder terminates his employment with Good Reason, then all unvested shares of Common Stock underlying the Warrant shall become immediately exercisable provided, however, that this Warrant shall only be exercisable within ninety (90) days (except in the case of death or disability) from termination without cause (as defined in the Holder’s Employment Agreement) by the Company or termination by Holder for Good Reason (as defined in the Holder’s Employment Agreement).  After such 90-day period, any unexercised portion of this Warrant shall thereupon terminate.

For purposes of this Warrant, “Change of Control” means:

(a) a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

(i) any Person becomes a Beneficial Owner of shares of one or more classes of stock of the Corporation representing fifty percent (50%) or more of the total voting power of the Corporation’s then outstanding voting stock; or

(ii) the Corporation and any Person consummate a merger, consolidation, reorganization, or other business combination; or

(iii) the board of directors adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Corporation.

(b) Notwithstanding the provisions of Section13 (a)(ii) hereof, a Change of Control shall not occur if:

(i) the Corporation’s voting stock outstanding immediately before the consummation of the transaction will represent no less than forty-five percent (45%) of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction; and

(ii) members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation; and

(iii) the Chief Executive Officer of the Corporation will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and

(iv) the headquarters of the surviving parent corporation will be located in New York, New York.

For the purposes of this Warrant, “Person” means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Corporation or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans, or related trusts; “Incumbent Board” means those persons who either (A) have been members of the board of directors of the Corporation since the date that is 10 calendar days from the filing of the Corporation’s Schedule 14f-1, or (B) are new directors whose election by the board of directors or nomination for election by the shareholders of the Corporation was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any director elected as a result of an actual or threatened solicitation of proxies by any Person; “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.

Section 13.              Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the said State without giving effect to the rules of said State governing the conflicts of law.

Section 14.              Transferability. Subject to compliance with the provisions of Section 7 hereof, this Warrant may be transferred by the Holder only with the written consent of the Corporation to the transfer. Notwithstanding the foregoing, if Holder dies within thirty (30) days after the date of termination of employment (other than termination for Cause, termination without Good Reason (each as defined in the Holder’s Employment Agreement)), this Warrant may be exercised at any time within the earlier of (i) the expiration date of this Warrant set forth in Paragraph 1.1 hereof or (ii) one (1) year following the date of death, by Holder’s estate or by a person who acquired the right to exercise this Warrant because of Holder’s will or the laws of descent or distribution, but only to the extent Holder is entitled to exercise this Warrant at the date of termination.

Section 15.              Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

   (a)         If to a registered Holder of this Warrant, to the address of such Holder as shown on the books of the Corporation; or

   (b)         If to the Corporation, to the address of the Corporation’s principal executive office as disclosed in the periodic filings made by the Corporation with the United States Securities and Exchange Commission or such other address as the Corporation may designate by notice to the Holder.

IN WITNESS WHEREOF, the Corporation has executed this Warrant by its authorized signatory.

XCEL BRANDS, INC.

By:	/s/ Robert W. D’Loren
Robert W. D’Loren
Chairman of the Board of Directors and Chief
Executive Officer

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ______ shares of the Common Stock of XCel Brands, Inc. or any successor corporation (the “Corporation”) and herewith tenders, in payment for such shares, cash or a check payable to the order of __________________________________, in the amount of $_________________ in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of ____________________ whose address is ______________________, and that such certificate be delivered to _________________, whose address is ____________________________.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

_______________________________

_______________________________
(Insert Social Security or other
Identifying number of Holder)